UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 17, 2014

NATURE’S SUNSHINE PRODUCTS, INC.

(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 West Executive Parkway, Suite 100, Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (801) 341-7900

N/A

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Statement Regarding Forward-Looking Statements

Nature’s Sunshine Products (NASDAQ:NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of over 680,000 independent Managers, Distributors and customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has three reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas, Asia Pacific and Europe; NSP Russia, Central and Eastern Europe; and Synergy WorldWide). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website, www.naturessunshine.com.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Nature’s Sunshine Products, Inc. (the “Company”) announces the appointment of Susan M. Armstrong as Chief Operations Officer. Ms. Armstrong has previously served in the role of Executive Vice President, Operations with Nature’s Sunshine Products (NSP) since joining the Company in March 2013. In addition to her current responsibilities of manufacturing and worldwide distribution, Ms. Armstrong will also assume responsibility for the corporate IT function.

Prior to joining Nature’s Sunshine Products, Ms. Armstrong served as Senior Vice President, Value Chain at Metagenics, a leading manufacturer and distributor of high quality dietary supplements and medical foods sold through health care practitioners in the U.S. and pharmacies abroad.  At Metagenics, Ms. Armstrong was responsible for creating a new Value Chain team that spanned the entire end-to-end process, from demand forecasting, planning, scheduling, manufacturing, technical services, QA/QC, warehousing, logistics, and new product execution, to drive value to the customer as a result of internal collaboration.

Prior to working at Metagenics, Ms. Armstrong was Vice President, Global Supply Chain at Carl Zeiss Vision, a global leader in ophthalmic lenses and eye care solutions.  Ms. Armstrong is a native of the United Kingdom (UK) and has a Bachelor of Science degree in Chemistry from the University of Sheffield in the UK and began her professional career as a chemist with Ciba Geigy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: December 23, 2014	By:	/s/ Stephen M. Bunker
Stephen M. Bunker, Executive Vice President,
Chief Financial Officer and Treasurer